                             DATE             2007
                             ---------------------

                       GCP EUROPE GENERAL PARTNER LIMITED

                         GREENHILL & CO. EUROPE LIMITED

                                 THE EXECUTIVES

                          FORM OF AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                       FOR

                       GCP EUROPE GENERAL PARTNERSHIP L.P.

                                   Macfarlanes
                                10 Norwich Street
                                 London EC4A 1BD

                                    CONTENTS

CLAUSE                                                                                   PAGE

1            Definitions
2            Establishment
3            Further Partners
3            Financial provisions as General Partner
4            Financial provisions as Carried Interest Partner
5            Financial provisions as an Investor in Greenhill Capital Partners Europe, L.P.
6            Distributions in Specie and Restrictions on Distributions
7            Partnership Changes
8            Accounts
9            Rights and Duties of the General Partner
10           Assignation of Interests
11           Meetings
12           Termination and Liquidation
13           Miscellaneous

The Schedule

Part 1:  Capital Contributions
Part 2:  The Executives

                          LIMITED PARTNERSHIP AGREEMENT

PARTIES

1       GCP EUROPE GENERAL PARTNER LIMITED (Company No. SC319391) whose registered office is at 50 Lothian Road, Festival Square, Edinburgh EH3
        9WJ (the "General Partner")

2       GREENHILL & CO. EUROPE LIMITED (Company No 03688817) whose registered office is at Eversheds House, 70 Great Bridgewater Street, Manchester M1
        5ES ("Greenhill Europe")

3       THE PERSONS, whose names and addresses are set out in Part 2 of the
        Schedule

RECITALS

A       The General Partner and Brian Phillips (the "Initial Partners") executed a limited partnership agreement on 5 April 2007 (the "Original
        Partnership Agreement") by virtue of which they established a limited partnership under the name "GCP Europe General Partnership L.P." for the purpose of acting as the general partner of, and carried interest partner in, two English limited partnerships to be known as Greenhill
        Capital Partners Europe, L.P. and Greenhill Capital Partners Europe
        (Employees) L.P. and with a view to producing Profits for distribution in accordance with this Agreement.

B       The Initial Partners have agreed to restate the original Partnership
        Agreement, admit new Limited Partners and increase the capital of the
        Partnership.

C       The Partners shall subscribe, in aggregate, the sum of (pound)1,000 to the capital of the Partnership in the proportions set out in Part 1 of the Schedule or as separately notified to each Partner by the General
        Partner to enable the Partnership to subscribe the same amount (or a proportion thereof), in its capacity as the carried interest partner, to
        Greenhill Capital Partners Europe, L.P. and Greenhill Capital Partners
        Europe (Employees) L.P. as a contribution to their respective partnership capital. Such capital contribution to the Partnership shall be subject to adjustment as provided in Clause 5.1.

D       The Limited Partners in addition agree to advance to the Partnership their Investment Contributions in the proportions set out in Part 1 of the Schedule (as adjusted pursuant to the provisions of this Agreement)
        and Investment Commitments in the Investment Funding Percentages to
        enable the Partnership, as an investor, to subscribe for aggregate commitments in Greenhill Capital Partners Europe, L.P. and Greenhill
        Capital Partners Europe (Employees) L.P. of, in aggregate, not less than
        (pound)25 million (and the General Partner shall determine in its sole discretion whether such commitment is made to Greenhill Capital Partners
        Europe, L.P. or Greenhill Capital Partners Europe (Employees) L.P. or
        whether such commitment shall be split between the two in such proportions as the General Partner may determine). Such sums will be drawn down by the Partnership in accordance with the provisions of this
        Agreement.

E       The intention of the parties is to ensure that the Partners shall together be entitled to all income and capital accruing to the
        Partnership in its capacity as a partner of Greenhill Capital Partners
        Europe, L.P. and Greenhill Capital Partners Europe (Employees) L.P.,
        such income and capital to be shared as provided in this Agreement.

F       The Initial Limited Partners wish to amend and restate the terms of the
        Original Agreement by executing this Agreement.

G       Greenhill Europe and the persons named in Part 2 of the Schedule who are not Initial Partners will, upon the execution of this Agreement, be admitted as Limited Partners.

H       The Partnership has been registered as a limited partnership in Scotland under the Limited Partnerships Act 1907 with registered number SL006034.

IT IS HEREBY AGREED by the General Partner and by the Limited Partners
consenting to the execution of this Amended and Restated Limited Partnership
Agreement that the Original Partnership Agreement be replaced in its entirety and be superseded by this Amended and Restated Partnership Agreement

1       DEFINITIONS

1.1     In this Agreement (including the Recitals and the Schedules), unless defined herein or the context otherwise requires, words and expressions defined in the Greenhill Capital Partners Europe Agreements shall have the same meaning herein and the following words and expressions have the following meanings:-

        ACCOUNTING DATE: 31 December 2007 and 31 December in each year thereafter or such other date as the General Partner may determine and notify to the Limited Partners or (in the case of the final Accounting
        Period) the date when the Partnership is terminated;

        ACCOUNTING PERIOD: a period ending on and including an Accounting Date and beginning on the commencement of the Partnership or on the date following the preceding Accounting Date (as the case may require);

        ACT: the Limited Partnerships Act 1907, as amended and/or restated from time to time;

        ADMISSION DATE: in respect of each Limited Partner, the date of admission of such Limited Partner to the Partnership;

        THIS AGREEMENT: this limited partnership agreement (including, for the avoidance of doubt, the Schedules hereto), as amended from time to time;

        ANNUAL POOL: shall have the meaning ascribed thereto in Clause 5.2.3;

        ANNUAL POOL PERCENTAGE: the percentage of the Carried Interest arising in respect of any Investment within an Annual Pool which is allocated to participants in the Annual Pool (being those Partners allocated Carry
        Profit Points in respect of the Annual Pool), such percentage being 100%
        minus the Introducers Percentage (if any);

                                        2

        ASSOCIATE:

        (a)   if the person concerned is a body corporate:-

              (i)   the holding company of such person or a subsidiary of such person or a subsidiary of any such holding company; or

              (ii)  any other body corporate in which the person holds directly or indirectly 50 per cent. or more of any class of equity
                    share capital; or

              (iii) any director of such person.

        (b)   if the person concerned is a limited liability partnership:-

              (i)   any subsidiary of such person;

              (ii)  any other body corporate in which the person holds directly or indirectly 50 per cent. or more of any class of equity
                    share capital; or

              (iii) any member of such person.

        (c)   if the person concerned is a limited partnership:-

              (i)   the general partner of such person; or

              (ii)  if the general partner of such person is a body corporate, any person who is an Associate of the general partner within the meaning of (a) above.

        (d)   if the person concerned is an individual or a firm or other unincorporated body:-

              (i)   any body corporate in which the person holds directly or
                    indirectly 50 per cent. or more of any class of equity share capital; or

              (ii)  the spouse or any business partner of such person.

        PROVIDED THAT, for the purposes of this Agreement, the Partnership shall not be construed as an Associate of either the General Partner or the
        Manager;

        AUDITORS: means such firm of internationally recognised chartered accountants appointed by the General Partner as auditors of the
        Partnership from time to time;

        AUTHORISED PERSON: a person who is an authorised person under Part IV of the Financial Services and Markets Act 2000;

        BAD LEAVER: a Limited Partner who is a Leaver in any circumstances constituting an Elimination Event (or where the Related Executive of such

                                        3

        Limited Partner ceases to be an Executive in circumstances constituting an Elimination Event) and provided that, for the avoidance of doubt, if a Leaver is categorised as a Good Leaver on the applicable Departure
        Date of such Leaver, the General Partner may re-categorise such Leaver as a Bad Leaver following such Departure Date in the event that any circumstances arise that would otherwise have caused such Limited
        Partner to be categorised as a Bad Leaver on the applicable Departure
        Date;

        BOARD: means the board of directors of Greenhill;

        BUSINESS DAY: any day other than a Saturday, Sunday or any other day on which the clearing banks in the City of London and/or Edinburgh are open for the conduct of ordinary non-automated business;

        CAPITAL CONTRIBUTION: in respect of each Partner, his contribution to the capital of the Partnership as is calculated pursuant to the provisions of this Agreement, which shall, for the avoidance of doubt, be the sum of his Carried Interest Contribution and his Investment
        Contribution;

        CARRIED INTEREST: all such sums as are from time to time received by the
        Partnership in respect of carried interest (being those sums paid to the
        Partnership pursuant to the relevant provisions of the Greenhill Capital
        Partners Europe Partnership Agreements (other than amounts distributed to the Partnership pursuant to such provisions by reason of it being an
        Investor in Greenhill Capital Partners Europe));

        CARRIED INTEREST CONTRIBUTION: in respect of each Partner, the amount shown in Part 1 of the Schedule as contributed to the capital of the
        Partnership by such partner or as separately notified to each Partner by the General Partner (in order that the Partnership can subscribe capital to Greenhill Capital Partners Europe to become the Carried Interest
        Partner), as adjusted from time to time by the provisions of Clause 5.1 and transfers of Carried Interest Contribution pursuant to the provisions of Clause 10;

        CARRIED INTEREST REVENUE ACCOUNT: the accounts established in respect of each Annual Pool pursuant to Clause 5.4;

        CARRY MEMORANDUM ACCOUNTS: the accounts established in the name of each
        Partner participating in Carry Profits in respect of an Annual Pool pursuant to Clause 5.5;

        CARRY PROFITS: all income and capital sums received by the Partnership in respect of the Carried Interest;

        CAUSE: means:

        (i)   any act or omission which constitutes a breach by the Limited
              Partner of the Limited Partner's obligations to the Partnership or
              Greenhill or any of its Associates or the failure or refusal of the Limited Partner to perform satisfactorily any duties
              reasonably required of the Limited Partner which breach, failure or refusal is not corrected (other than failure to correct by reason of the incapacity of the Limited Partner due to physical or mental illness) within 10 Business Days after written

                                        4

              notification thereof to the Limited Partner by the Partnership or
              Greenhill or any of its Associates; or

        (ii)  the commission by the Limited Partner of any dishonest or fraudulent act injurious to the interests or business reputation of any of the Partnership or Greenhill, or any of its Associates;
              or

        (iii) any other act or omission which is materially injurious to the interests or business reputation of any of the Partnership or
              Greenhill, or any Associates; or

        (iv)  a material violation of any applicable securities laws (including, for the avoidance of doubt, the UK Financial Services and Markets
              Act 2000), any rules or regulations of any regulatory authority or exchange of which the Partnership or Greenhill or any of its
              Associates is a member or of any policy of the Partnership or
              Greenhill or any of its Associates relating to compliance with any of the foregoing

              (and in determining whether Cause has occurred in relation to any
              Limited Partner, if such Limited Partner is a Related Limited
              Partner, Cause occurring in relation to the Related Executive of such Limited Partner shall constitute Cause of the Limited
              Partner);

              CHANGE IN CONTROL: means the consummation of a merger,
              consolidation, statutory share exchange or similar form of corporate transaction involving Greenhill or the sale or other disposition of all or substantially all of the assets of Greenhill to an entity which is not an Associate or that, in each case, requires shareholder approval under the laws of Greenhill's jurisdiction of organisation, unless immediately following such transaction, either: (i) at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Greenhill which were outstanding immediately prior to the transaction (or securities into which
              Greenhill's securities were converted or exchanged in such transaction); or (ii) at least 50% of the members of the board of directors (including directors whose election or nomination was approved by the incumbent directors of the Board) of the company resulting from the transaction were members of the Board at the time of the Board's approval of the execution of the initial agreement providing for the transaction;

              CONFIDENTIAL INFORMATION: means any information (which may be in any medium or form, including, without limitation, physical documents, computer files or disks, video tapes, audio tapes, CDs and oral communications) that may have intrinsic value to the
              Partnership or Greenhill Capital Partners Europe or Greenhill, or
              its Associates, clients or other parties with which the
              Partnership or Greenhill Capital Partners Europe or Greenhill or
              any of its Associates has a relationship, or that may provide the
              Partnership or Greenhill Capital Partners Europe or Greenhill or
              its Associates with a competitive advantage, including, without limitation: any trade secrets; formulas; flow charts; computer programmes; access codes or other systems information; algorithms;
              business, product or marketing plans; sales and other forecasts;
              financial information; client lists; and information relating to compensation and benefits, PROVIDED THAT such Confidential
              Information does not include any information which is available to the general public or is generally available within the relevant business or industry other than as a result of the Limited
              Partner's action;

                                        5

              CONSTRUCTIVE DISCHARGE: means, with respect to any Limited Partner
              (or Related Executive), within two years following a Change in
              Control there occurs both (i) a reduction in the number of Carry
              Profit Points allocated to such Limited Partner with respect to an
              Annual Pool to 90% or less of the Carry Profit Points allocated to such Limited Partner with respect to the prior Annual Pool; and
              such Limited Partner (or the Related Executive of such Limited
              Partner) resigns as an Executive;

              DEPARTURE DATE: the date on which a Limited Partner becomes a
              Leaver;

              DIRECTORS: the director(s) of the General Partner as may be appointed from time to time (or in the event that the director is a limited liability partnership, any designated member of such director (or their appointed representative) or the chief
              executive of such director);

              ELIMINATION EVENT: means, with respect to any Limited Partner:

              (i)   the termination of such Limited Partners' employment with
                    the Manager or any Employing Company for Cause (or the
                    termination of such Limited Partner's employment with the
                    Manager or any Employing Company for any reason and,
                    following such termination, the General Partner or the
                    Manager determines that circumstances existed during the
                    Limited Partner's employment with the Manager or an
                    Employing Company which would have entitled the Manager or the Employing Company to terminate such Limited Partner's
                    employment for Cause);

              (ii)  the termination of such Limited Partner's employment with the Manager or an Employing Company with less than 30 days'
                    notice;

              (iii) the termination of such Limited Partner's employment with the Manager or an Employing Company for any reason and,
                    within 180 days of such termination (or during the 180 days preceding such termination), such Limited Partner attempts or attempted to hire a person who is or was an employee of the Greenhill Group;

              (iv)  the termination of such Limited Partner's employment with the Manager or an Employing Company for any reason and,
                    within 180 days of such termination, the Limited Partner
                    solicits business of a customer or client of the Greenhill
                    Group; or

              (v)   the termination of such Limited Partner due to disclosure by such Limited Partner (or in the event of the death of a
                    Limited Partner who is an Executive, by such Limited
                    Partner's heirs, executors administrators or other
                    representatives or assignees) of any Confidential
                    Information without the consent of the Manager or Greenhill in contravention of the terms of this Agreement or the use of Confidential Information by such Limited Partner (or in the event of the death of a Limited Partner who is an
                    Executive, by such Limited Partner's heirs, executors
                    administrators or other representatives or assignees) other than in connection with the business of the Partnership
                    where such disclosure or use may be adverse to the financial interests of the Partnership, the General Partner, the

                                        6

                    Manager, Greenhill Capital Partners Europe, Greenhill or any
                    of its Associates;

              EMPLOYING COMPANY: a body corporate which is, or which provides the services of some or all of its employees or members to a company or other body which is, involved in the management and/or operation of Greenhill Capital Partners Europe or any other entity within the Greenhill Group which the General Partner designates as such;

              EXECUTIVE: a member or employee of the Manager or a director or employee of, or consultant to, an Employing Company and, as at the date of this Agreement, being those persons listed in Part 2 of the Schedule;

              FAMILY TRUST: any trust (whether arising under a settlement, declaration of trust or other instrument by whomsoever or
              wheresoever made) under which any Executive and/or his Privileged
              Relation(s) has the beneficial interest in any of the Capital
              Contribution. For these purposes a person shall be deemed to be beneficially interested in any Capital Contribution if that
              Capital Contribution or the income or capital derived from it is or may be transferred or paid or applied or appointed to or for the benefit of that person;

              FSA: the Financial Services Authority of 25 The North Colonnade,
              Canary Wharf, London E14 5HS or any successor regulatory
              organisation;

              FSA RULES: the rules and guidance issued by the FSA from time to time and for the time being in force (as varied by any waivers or dispensations granted by the FSA and applicable to the Manager);

              FSMA: the Financial Services and Markets Act 2000 as amended from time to time and any successor legislation thereto;

              THE GENERAL PARTNER: GCP General Partner Limited or any
              replacement general partner for the time being of the Partnership;

              GPS MEMORANDUM ACCOUNTS: the accounts established in respect of each Partner participating in GPS Profits pursuant to Clause 4.7;

              GPS PROFITS: the profits of the Partnership received in respect of
              GCPE General Partner's Share;

              GPS PROFIT POINTS: shall have the meaning ascribed thereto in
              Clause 4.3;

              GPS RELEVANT PERIOD: shall have the meaning ascribed thereto in
              Clause 4.2.1;

              GPS REVENUE ACCOUNT: the account established by the Partnership pursuant to Clause 4.6;

              GOOD LEAVER: a Limited Partner who is a Leaver in any
              circumstances other than where he is a Bad Leaver (or whose
              Related Executive ceases to be an Executive in circumstances which would constitute him as a Bad Leaver, were he a Leaver);

              GREENHILL: means Greenhill & Co. Inc;

                                        7

              GREENHILL CAPITAL PARTNERS EUROPE: Greenhill Capital Partners
              Europe, L.P., Greenhill Capital Partners Europe (Employees) L.P.
              and any other parallel funds established pursuant to the
              provisions of the Greenhill Capital Partners Europe Partnership
              Agreements;

              GREENHILL CAPITAL PARTNERS EUROPE PARTNERSHIP AGREEMENTS: the
              limited partnership agreements constituting each of Greenhill
              Capital Partners Europe, L.P., Greenhill Capital Partners Europe
              (Employees) L.P. and any other parallel funds established pursuant to the provisions of such agreements;

              GREENHILL GROUP: Greenhill and its Associates;

              INDEMNIFIED PARTY: means each Limited Partner and each director, officer, shareholder, employee agent or representative of the
              General Partner, the Manager or of Greenhill or any of its
              Associates;

              INTEREST: any part or all of the interest of a Partner in the
              Partnership;

              INTRODUCERS PERCENTAGE: the percentage (if any) of the Carried
              Interest arising in respect of any Investment within an Annual
              Pool which is allocated, at the sole discretion of the General
              Partner, to the individual or individuals which the General
              Partner determines have introduced the investment opportunity to
              Greenhill Capital Partners Europe or have otherwise provided a valuable service in connection with an Investment (such
              individuals to be referred to herein as "Introducers");

              INVESTEE COMPANY: a company in which Greenhill Capital Partners
              Europe invests;

              INVESTMENT: an investment in an Investee Company acquired by
              Greenhill Capital Partners Europe (whether for consideration in cash or the securities or assets of any existing Investment or otherwise) including but not limited to shares, debentures, loan stock, or other securities of, and loans (whether secured or unsecured) made to, any body corporate or other entity,

              INVESTMENT COMMITMENT: in respect of each Partner, the amount of loan shown in Part 1 of the Schedule or as separately notified to each Partner by the General Partner, being the amount agreed to be advanced to the Partnership by such Partner by way of loan
              (whether or not advanced), and as subsequently altered by
              transfers of Investment Commitment pursuant to the provisions of
              Clauses 6 and 10;

              INVESTMENT COMMITMENT ACCOUNTS: shall mean the accounts opened in the name of each Partner making Investment Commitments pursuant to
              Clause 6.2.1;

              INVESTMENT CONTRIBUTION: in respect of each Partner making an
              Investment Commitment, the amount shown in Part 1 of the Schedule as contributed to the capital of the Partnership at the date of this Agreement (being its pro rata share of the amount required to be contributed to Greenhill Capital Partners Europe as capital contribution in respect of the Partnership's interest as an
              Investor) as adjusted pursuant to the provisions of this
              Agreement;

                                        8

              INVESTMENT CONTRIBUTION ACCOUNTS: shall mean the accounts opened pursuant to Clause 6.1.2 to which Investment Contributions of each
              Partner shall be credited;

              INVESTMENT FUNDING PERCENTAGE: the proportions in which the
              Partners agree to advance their Investment Commitments (determined in accordance with Clause 6.3);

              INVESTMENT MEMORANDUM ACCOUNTS: shall mean the accounts opened pursuant to Clause 6.7 in respect of each Partner making an
              Investment Commitment;

              INVESTMENT PERIOD: the investment period of Greenhill Capital
              Partners Europe;

              INVESTMENT PROFIT: all income and capital sums received by
              Partnership in respect of its investment in Greenhill Capital
              Partners Europe but excluding any amounts in respect of repayment of Investment Commitment and any Carry Profit and General
              Partner's Profit;

              INVESTMENT SHARING PERCENTAGE: the percentage entitlement
              (determined in accordance with Clause 6.4) of the Partners from time to time to share the income and capital of the Partnership as a result of it holding a Commitment in Greenhill Capital Partners
              Europe;

              LEAVER: means in the case of any Limited Partner, where the
              Limited Partnr or Related Executive of such Limited Partner was, but ceases to be, an Executive;

              LIMITED PARTNERS: the partners of the Partnership other than the
              General Partner (and "Limited Partner" shall mean any of the
              Limited Partners);

              LIMITED PARTNERS' CONSENT: the written consent (which may consist of one or more documents in like form each signed by one or more of the Limited Partners) of Limited Partners whose aggregate share of the total amount of Capital Contributions made by all the
              Limited Partners represents 50 per cent. or more of the aggregate of that amount;

              MANAGER: Greenhill Capital Partners Europe LLP (a limited
              liability partnership registered under the Limited Partnerships
              Act 2000) whose registered office is at 7th Floor, Lansdowne
              House, Berkeley Square, London W1;

              NOTIONAL CARRIED INTEREST: the Carried Interest which would be payable on an Investment (according to the methodology set out in the Greenhill Capital Partners Europe Partnership Agreements) if
              such Investment was the sole Investment held by Greenhill Capital
              Partners Europe;

              PARTNERS: the General Partner and the Limited Partners (and
              "Partner" shall mean any one of them);

              PARTNERSHIP: GCP Europe General Partnership L.P., being the limited partnership established by the Original Partnership
              Agreement, the activities and operation of which shall be governed by the terms and conditions of this Agreement;

                                        9

              PRIVILEGED RELATION: the spouse (but not, for the avoidance of doubt, a former spouse), parents, widow, widower and every child, stepchild or adopted child of an Executive and any spouse of any such person;

              RELATED LIMITED PARTNER: a Limited Partner who is connected to an
              Executive by virtue of being:

              (i)   that Executive;

              (ii)  a Privileged Relation thereof; or

              (iii) a trustee of a Family Trust whose beneficiaries are the
                    Executive and/or one or more Privileged Relations;

              RELATED EXECUTIVE: the Executive who is connected to a Related
              Limited Partner;

              RELEVANT PROPORTION: shall have the meaning ascribed thereto in
              Clause 5.7;

              RETIREMENT: means termination of employment on or after the date the Executive has: (i) attained age 65 and completed at least two years of service following Greenhill's initial public offering;
              (ii) completed at least twelve years of service as a managing director of Greenhill or its predecessors; or (iii) has completed at least twenty years of service with Greenhill or its
              predecessors and for the purposes of this definition, references to Greenhill shall, where the context permits, include references to any applicable Associate;

1.2           References to either gender shall include the other gender and the neuter and vice versa.

1.3           In this Agreement references to Clauses, parties and the Recitals and Schedule are to the Clauses of and parties and Recitals and
              Schedule to this Agreement;

1.4           In this Agreement, a company is a "subsidiary" of another company, its "holding company", if that other company:

              (a)   holds a simple majority of the voting rights in it; or

              (b)   is a member of it and has the right to appoint or remove a majority of its board of directors; or

              (c)   is a member of it and controls alone or pursuant to an
                    agreement with other shareholders or members a majority of the voting rights in it; or

              (d)   if it is a subsidiary of a company which is itself a
                    subsidiary of that other company

              and "subsidiaries" and holding companies" in this Agreement are to be construed accordingly and "group" means all subsidiaries and holding companies of a company and all subsidiaries of any holding company.

1.5           In this Agreement, any reference to "persons" includes natural persons, partnerships, companies, bodies corporate, associations, organisations,

                                       10

              governments, states, foundations, and trusts (in each case whether or not having separate legal personality).

2             ESTABLISHMENT

2.1           The Partnership is a limited partnership and has been registered in Scotland under the Limited Partnerships Act 1907. Accordingly,
              Section 6(5)(c) of the Limited Partnerships Act 1907 and Section
              33(2) of the Partnership Act 1890 shall not apply to the
              Partnership and are hereby expressly excluded.

2.2           The purpose of the Partnership is to act, in Scotland and
              elsewhere, as the general partner and carried interest partner of, and Investor in, Greenhill Capital Partners Europe with a view to producing profits for distribution in accordance with this
              Agreement. The Partnership may execute, deliver and perform all contracts and other undertakings and engage in all activities and transactions as may in the opinion of the General Partner be necessary or advisable in order to carry out the foregoing purpose.

2.3           The Partnership shall carry on business under the name and style or firm name "GCP Europe General Partnership L.P." or such other name as shall from time to time be agreed between the Partners.

2.4           The principal place of business of the Partnership, for the purpose of Section 8(c) of the Limited Partnerships Act 1907,
              shall be at 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ,
              or such other place in Scotland as the General Partner may from time to time notify in writing to the Limited Partners.

2.5           The liability of the Limited Partners shall be limited to the amount of their respective contributions to the capital of the
              Partnership and, save as provided by law, they shall have no further liability whatsoever for any debts, liabilities or obligations of the Partnership.

2.6           The Partnership shall continue until its termination pursuant to
              Clause 12.1. The Partnership shall continue in existence
              notwithstanding any change in its composition.

3             FURTHER PARTNERS

              Additional Executives (or Related Limited Partners of a Additional
              Executives) or Introducers may be admitted as Limited Partners by the General Partner at any time provided that they each sign, deliver and have accepted a form of adherence (in such form as the
              General Partner may reasonably require) agreeing to become a
              Limited Partner and to be bound by the terms of this Agreement.
              Such Executive or Related Limited Partner or Introducer shall be a
              Limited Partner from his Admission Date. Upon the admission of a new Limited Partner, Part 2 of the Schedule shall be updated to include the name and address of the relevant Limited Partner (and, if applicable, his Related Executive) or Introducer.

4             FINANCIAL PROVISIONS AS GENERAL PARTNER

4.1           Pursuant to the provisions of the Greenhill Capital Partners
              Europe Partnership Agreements, the Partnership shall receive, for such time as it is the general

                                       11

              partner of each of the partnerships within Greenhill Capital
              Partners Europe, priority profit shares (the "GCPE General
              Partner's Share") from each of the partnerships within Greenhill
              Capital Partners Europe.

4.2           On or before the date of this Agreement, and subsequently on or before each Accounting Date, the Partnership shall open and maintain an account in relation to the period to the next
              following Accounting Date (the "GPS Relevant Period"), in which it shall record its receipts of GCPE General Partner's Share from
              Greenhill Capital Partners Europe.

4.3           In order to determine the allocation of GCPE General Partner's
              Share among the Partners and the distribution of available funds in respect of GCPE General Partner's Share in each GPS Relevant
              Period, the General Partner shall, on or before the Accounting
              Date at the commencement of each GPS Relevant Period, allocate a number of points in relation to the GCPE General Partner's Share
              ("GPS Profit Points") to each of the Partners, including for the avoidance of doubt the General Partner, (with an aggregate of
              1,000 GPS Profit Points being allocated in respect of each GPS
              Relevant Period). For the avoidance of doubt, all of the GPS
              Profit Points in respect of any GPS Relevant Period shall be allocated at the sole discretion of the General Partner and may be allocated entirely to the General Partner. Unless the General
              Partner otherwise determines (and accordingly allocates GPS Profit
              Points), no Limited Partner shall be entitled to participate in the GPS Profits of the Partnership by reason of being a Limited
              Partner. The GPS Sharing Percentage of each of the Partners in respect of each GPS Relevant Period shall be determined by calculating the number of GPS Profit Points (if any) allocated to such Partner as a percentage of the aggregate number of GPS Profit
              Points (being 1,000) allocated in such GPS Relevant Period. The
              General Partner may elect which items comprised within the GCPE
              General Partner's Share shall form the whole or part of the GPS
              Profits allocated to a particular Partner.

4.4           All GPS Profits arising in any GPS Relevant Period shall be allocated as soon as reasonably practicable following receipt on the basis of the number GPS Profit Points (if any) held by the relevant Partner.

4.5           All available GPS Profits shall be distributed as soon as
              reasonably practicable following receipt.

4.6           The Partnership shall open and maintain a revenue account (the
              "GPS Revenue Account") showing all its receipts (including income and capital) of GPS Profits from Greenhill Capital Partners Europe and any expenses or losses it incurs in respect of such interest as the general partner of Greenhill Capital Partners Europe.

4.7           In addition, each Partner from time to time entitled to
              participate in GPS Profts shall have an account (a "GPS Memorandum
              Account") to which GPS Profits allocated to such Partner shall be credited. Amounts credited to the GPS Memorandum Account of any
              Partner shall be debited to the GPS Revenue Account of the
              Partnership. All entries on the GPS Memorandum Account of any
              Partner shall be made in order of allocation of GPS Profits and a cumulative total shall be kept following each entry of the balance on each GPS Memorandum Account. Distributions made to Partners in respect of GPS Profits shall be debited to the GPS Memorandum
              Account of the relevant Partner.

                                       12

5             FINANCIAL PROVISIONS AS CARRIED INTEREST PARTNER

5.1           CARRY CONTRIBUTIONS

5.1.1         Pursuant to the provisions of the Greenhill Capital Partners
              Europe Partnership Agreements, the Partnership shall be required to commit and maintain an amount of capital contribution in
              Greenhill Capital Partners Europe, L.P. equal to 20% of the total capital contributions subscribed in Greenhill Capital Partners
              Europe, L.P. and 14% of the total capital contributions subscribed in Greenhill Capital Partners (Employees) L.P.

5.1.2         At the date of this Agreement, the Partners have advanced (pound)
              [ ] in aggregate by way of Carried Interest Contribution in the proportions set out in Part 1 of the Schedule or as separately notified by the General Partner (the proportion being equal to the proportion of the Carry Profit Points allocated to each Partner in respect of the First Accounting Period against the aggregate Carry
              Profit Points allocated to all Partners in respect of the First
              Accounting Period).

5.1.3         On or before each Accounting Date, the Partners shall contribute an additional aggregate amount of (pound)1,000 (or such greater amount as the General Partner may determine) of Carried Interest
              Contribution to the Partnership in the proportions equal to the proportion of the Carry Profit Points allocated to each Partner in respect of the following Accounting Period against the aggregate of all Carry Profit Points allocated to all Partners in respect of the following Accounting Period. Alternatively, such Carried
              Interest Contribution may be made by the Partners in such amounts as the General Partner may determine at the same time as loans are drawn down under the Greenhill Capital Partners Europe Partnership
              Agreements.

5.1.4         In circumstances where the General Partner determines that an individual or individuals should be allocated an Introducer
              Percentage in respect of any Investment within an Annual Pool, such individual or individuals shall make a Capital Contribution to the Partnership of such amount as the General Partner may determine. The Capital Contribution of the Introducer determined by the General Partner shall be in excess of the amount which would result if the Capital Contribution was calculated on the basis that the relevant Investment in respect of which the
              Introducer Percentage is to be awarded is the only Investment in the relevant Annual Pool and that the participants in the Annual
              Pool are making a capital contribution of (pound)1,000 (or such greater amount as the participants are required to commit in respect of the relevant Annual Pool pursuant to Clause 5.1.3) in respect of the Annual Pool Percentage. Accordingly the aggregate
              Capital Contribution payable by the Individuals awarded an
              Introducer Percentage (with each individual paying their pro rata share according to the proportion of the Introducer Percentage awarded to them) shall be calculated so as not to be less than the result obtained according to the following formula:

              {1,000    }
              {-----x100}-1,000=z
              {  y      }

              where:

                                       13

              y     is the Annual Pool Percentage; and

              z     is the aggregate Capital Contribution, expressed in pounds sterling, of the individuals being awarded an Introducer
                    percentage,

              PROVIDED THAT if the amount of the Capital Contribution to be advanced by the participants in an Annual Pool is in excess of
              (pound)1,000 pursuant to the provisions of Clause 5.1.3, the figure of 1,000 in the equation set out above shall be substituted for the figure of the aggregate Capital Contribution subscribed by participants in the Annual Pool in respect of such Annual Pool.

5.1.5         In the event that the General Partner determined to create
              Reserved Carry Points pursuant to Clause 5.2.6 at the time Carry
              Profit Points are allocated in respect of any Annual Pool, the
              General Partner shall not be required to make a Capital
              Contribution in respect of such Reserved Carry Points (under the methodology in Clause 5.1.3 above) at the time such Reserved Carry
              Points are initially allocated to it. In the event that the
              Reserved Carry Points are not reallocated pursuant to Clause
              5.2.6, the General Partner shall make a Capital Contribution equivalent to that which it would have made at the time the Carry
              Profit Points in respect of the relevant Annual Pool were
              initially allocated. In the event that the Reserved Carry Points are reallocated pursuant to the provisions of Clause 5.2.6, the
              Partners to whom such reallocation is made shall be required to make a new or additional Capital Contribution according to the methodology set out in Clause 5.1.3 above in respect of the
              Reserved Carry Points. In the event that the General Partner determines that it is to make a reallocation of Reserved Carry
              Points at the time the Carried Interest in respect of the Annual
              Pool has value, the General Partner may require any Partner being allocated Reserved Carry Points to make an increased Capital
              Contribution in such amount as the General Partner may determine based on its assessment of the value of the Carried Interest in respect of the relevant Annual Pool.

5.1.6         Each of the Partners shall have an account (a "Carry Contribution
              Account") to which his aggregate Carry Contribution shall be credited.

5.1.7         The Carry Contributions shall not carry interest.

5.2           ALLOCATION OF CARRY POINTS

5.2.1         The General Partner shall allocate the total Carry Points for the initial Annual Pool (which shall, for the avoidance of doubt, comprise investments made from the date of this Agreement until the first Accounting Date (or investments made prior to such date which were warehoused with the intention that they be contributed to Greenhill Capital Partners Europe)) as shown in Part 1 of the
              Schedule.

5.2.2         On or before each Accounting Date the General Partner, acting in its sole discretion, shall allocate a number of points ("Carry
              Profit Points") to each of the Partners (with an aggregate of
              1,000 Carry Profit Points being allocated in respect of each
              Annual Pool). Once the allocation of Carry Profit Points in respect of each Annual Pool has been notified to the Partners the
              General Partner determines should participate in such Annual Pool, the allocations shall not be capable of alteration at a later date, other than as provided in this Agreement.

                                       14

5.2.3         Each Accounting Period of the Partnership shall be deemed a separate annual pool (each, an "Annual Pool") for the purposes of calculating the entitlement of Partners to Carry Profits.
              Investments made by Greenhill Capital Partners Europe during any
              Accounting Period will be allocated to and form part of the Annual
              Pool established in respect of such Accounting Period. The entitlement, as between Partners, to Carry Profits arising from
              Investments allocated to any Annual Pool shall be pro rata to the number of Carry Profit Points held by each Partner in respect of such Annual Pool. For the avoidance of doubt, if any Partner has not been allocated Carry Profit Points in respect of any Annual
              Pool, they shall not be entitled to participate in Carry Profits arising from the Investments allocated to such Annual Pool.

5.2.4         The General Partner may, acting in its sole discretion, determine that an individual or individuals who have introduced an
              investment opportunity to Greenhill Capital Partners Europe should be awarded a proportion of the Carried Interest arising on an
              Investment completed in respect of the introduced investment opportunity. The General Partner shall determine the proportion of the Carried Interest arising on such Investment which should be awarded to the Introducer(s) at the time the Investment is made.
              Such proportion of the Carried Interest in respect of such
              Investment shall be reflected in the Introducers Percentage, with the remainder falling into the Annual Pool of which the Investment forms part through the Annual Pool Percentage. Participation in the Carry Profits arising on such Investment shall be pro rata to, respectively, the Introducers Percentage and the Annual Pool
              Percentage (with the entitlement of participants in the Annual
              Pool being determined according to their respective Carry Profit
              Points allocated to them in respect of such Annual Pool and the entitlement of the Introducers being determined according to their pro rata share of the Introducers Percentage awarded to them). In the event that the General Partner determines that no Introducers
              Percentage will be awarded, the Annual Pool Percentage will be
              100% and all Carry Profits arising in relation to that Investment will go to the Annual Pool. In relation to any Investment in respect of which an Introducers Percentage is awarded, this fact and the percentage level (and the entitlement of each Introducer, if more than one) will be recorded in Part 1 of the Schedule. For the avoidance of doubt, Introducers shall be deemed to be
              participants in the relevant Annual Pool to the extent of their
              Investment Percentage.

5.2.5         In the event that the Introducers Percentage of the Carry Profits received by the Partnership in relation to an Investment are less than the Introducers Percentage of the Notional Carried Interest
              in respect of such Investment (by reason of the methodology in the
              Greenhill Capital Partners Europe Partnership Agreements relating to write-offs, write-downs and realisations at a loss), the entitlement of the Introducer shall be to the Introducers
              Percentage of the Notional Carried Interest. The General Partner
              may apply Carry Profits from the relevant realisation or the subsequent realisation of Investments within the Annual Pool of which the relevant Investment forms part in satisfaction of the balance of the Introducers Percentage of the Notional Carried
              Interest on the relevant Investment not previously met by the application of Carry Profits (provided always that the entitlement shall never exceed the Investors Percentage of the Notional
              Carried Interest) and such application of the Carry Profits on the subsequent realisation shall reduce the Annual Pool Percentage of the relevant Investment being realised. In addition, if there are no subsequent realisations

                                       15

              within the Annual Pool which, in the reasonable discretion of the
              General Partner, are likely to give rise to Carry Profits, the
              General Partner may apply Carry Profits previously distributed to participants in the Annual Pool in satisfaction of the Notional
              Carried Interest in relation to the relevant Investment and may transfer amounts from the Gain Sub-Accounts of the participants in the Annual Pool accordingly (subject to making any adjustments which it may determine are necessary to ensure that the tax liabilities of participants in the Annual Pool are dealt with in an equitable manner).

5.2.6         Any Limited Partner, other than Introducers in accordance with the provisions of Clause 5.2.4 above, admitted to the Partnership pursuant to Clause 3 shall at the earliest (subject to the provisions of Clause 5.2.7 below) be allocated Carry Profit Points in respect of the Annual Pool commencing after the relevant
              Limited Partner's Admission Date (and shall participate in Carry
              Profits arising in respect of such Annual Pool and thereafter (in each case assuming that the General Partner determines to allocate
              Carry Profit Points in respect of the relevant Annual Pool)). On or before the first Accounting Date on which the new Limited
              Partner is awarded Carry Profit Points, the relevant Limited
              Partner will be required to contribute an amount of Carry
              Contribution calculated pursuant to Clause 5.1.

5.2.7         Notwithstanding anything in this Agreement to the contrary, the
              General Partner may determine, in its sole discretion, to reserve a portion of the Carry Profit Points in relation to any Annual
              Pool (the "Reserved Carry Points"). The Reserve Carry Points shall initially be allocated to the General Partner, but it may
              (although it is not obliged to do so) choose to reallocate all or part of the Reserved Carry Points at any time prior to 31 December of the year in respect of which the Reserved Carry Points
              initially fell to be allocated. The General Partner shall not be obliged to reallocate Reserved Carry Points and in particular may choose not to do so where it determines that there are specific tax or other reasons why such allocation should not be made (and, for the avoidance of doubt, this may include circumstances in which it determines that the Carried Interest in respect of the
              Annual Pool has value). In the event that the Reserved Carry
              Points are re-allocated pursuant to the provisions of this Clause
              5.2.7, Part 1 of the Schedule shall be updated to reflect the reallocation. Following such reallocation, participants in the
              Annual Pool will be entitled to participate in Carry Profits arising in respect of such Annual Pool according to their revised
              Carry Profit Sharing Percentages. Reserved Carry Points can be
              allocated to existing participants in the Annual Pool, to
              Introducers or to new Limited Partners, providing in each case that the provisions of Clause 5.1.5 are complied with.

5.2.8         Following the allocation of Carry Profit Points to Partners pursuant to the provisions of this Clause 5.2, Part 1 of the
              Schedule shall be updated by the General Partner to record the
              Carry Profit Points awarded to each Partner in relation to the
              Annual Pools in which they are participating and their respective
              Carry Profit Sharing Percentages in respect of such Annual Pools.

5.3           ALLOCATION OF CARRY PROFITS

5.3.1         Carry Profits relating to any Investment shall be allocated to the
              Introducers of such Investment according to the relevant
              Introducers Percentage and to the Annual Pool of which such
              Investment forms part according to the Annual Pool

                                       16

              Percentage. Such Carry Profits shall be allocated as soon as practicable following receipt.

5.3.2         Carry Profits arising in respect of an Annual Pool shall be allocated between Partners participating in such Annual Pool as soon as practicable following receipt.

5.3.3         The allocation, as between Partners, of Carry Profits arising in respect of any Annual Pool shall be calculated according to the
              Carry Profit Sharing Percentage of the Partners in respect of the relevant Annual Pool.

5.4           MAINTENANCE OF CARRIED INTEREST REVENUE ACCOUNTS

              The Partnership shall open and maintain a revenue account in respect of each Annual Pool showing all its receipts (including income and capital) of Carried Interest from Greenhill Capital
              Partners Europe in respect of Investments forming part of such
              Annual Pool and any expenses or losses it incurs in respect of such Investments in its capacity as the carried interest partner
              (each a "Carried Interest Revenue Account"). The General Partner
              may determine that it will designate a separate sub-account within each Carried Interest Revenue Account in respect of the individual
              Investments forming part of the relevant Annual Pool, and will do so in circumstances where an Introducers Percentage has been awarded in respect of such Investment. All such receipts of
              Carried Interest relating to an Annual Pool shall be credited to the Carried Interest Revenue Account relating to such Annual Pool.

5.5           MAINTENANCE OF CARRY MEMORANDUM ACCOUNTS

              In addition, each of the Partners participating in the Carry
              Profits relating to any Annual Pool or Investment (as applicable)
              shall have an account in respect of such Annual Pool or Investment
              (as applicable) (a "Carry Memorandum Account") to which Carried
              Interest allocated to such Partner (pursuant to Clause 5.3) will be credited. Amounts credited to the Carry Memorandum Accounts of
              Partners shall be debited to the relevant Carried Interest Revenue
              Account of the Partnership in respect of the applicable Annual
              Pool. All entries on the Carry Memorandum Accounts of the Partners shall be made in order of allocation of Carried Interest and a cumulative total shall be kept following each entry of the balance on each Partner's Carry Memorandum Accounts. Distributions made to any Partner in respect of Carried Interest arising in relation to an Annual Pool (or any payments into the Investment Accounts of any Partner pursuant to Clause 5.6) shall be debited to the applicable Carry Memorandum Accounts of Partners.

5.6           DISTRIBUTIONS

5.6.1         All available funds arising in respect of Carry Profits in relation to any Investment shall be distributed to Introducers and to the participants in the relevant Annual Pool at such time as the General Partner shall in its sole discretion determine, subject to the provisions of Clause 5.6.2 below.

5.6.2         Notwithstanding the above, at least 40% of the Carry Profits to which a Partner is entitled by reason of his participation in an
              Annual Pool (subject to the provisions of Clause 5.7) shall be distributed to such Partner and up to 60% of such Carry Profits shall be retained by the Partnership in the Partner's Investment

                                       17

              Account, which shall be operated pursuant to the provisions of
              Clause 7 (in each case as the General Partner determines in its sole discretion).

5.7           LEAVER PROVISIONS

5.7.1         In the event that any Limited Partner becomes a Leaver (whether such Limited Partner is classified as a Good Leaver or Bad
              Leaver), such Limited Partner shall no longer receive any new allocations of Carry Profit Points in respect of any Annual Pool and such Limited Partner's Carry Profit Points in respect of any
              Annual Pools in which the relevant Limited Partner is
              participating shall be subject to reduction or forfeiture in accordance with this Clause 5.7. Subject to Clause 5.7.2, upon the complete liquidation of all Investments held within any Annual
              Pool in which the relevant Limited Partner who is a Leaver is participating, such Limited Partner shall cease to be a Partner in the Partnership and shall not be entitled to further distributions of Carry Profits.

5.7.2         In the event that a Limited Partner becomes a Leaver in
              circumstances constituting him as a Bad Leaver, the relevant
              Limited Partner shall immediately forfeit all Carry Profit Points held in respect of each Annual Pool in which such Limited Partner is participating (and, for the avoidance of doubt, such Limited
              Partner shall not be entitled to any further allocation of Carry
              Profits). In the event that a Leaver is, on his Departure Date (or subsequently) classified as a Bad Leaver, and has his Carry Profit
              Points forfeited:

              5.7.2.1   the relevant Limited Partner shall cease to be a Limited
                        Partner in the Partnership and shall be paid the amount
                        standing to the Credit of his Carry Contribution
                        Account; and

              5.7.2.2   the Carry Profit Points allocated to such Limited
                        Partner in respect of each Annual Pool in which he was
                        participating shall be re-allocated according to the
                        provisions of Clause 5.8.

5.7.3         In the event that a Limited Partner becomes a Good Leaver and any of the following circumstances apply:

              5.7.3.1   such Limited Partner (or the Related Executive of such
                        Limited Partner) ceases to be an Executive by reason of
                        permanent disability (as determined by the General
                        Partner and Greenhill);

              5.7.3.2   subject to Clause 5.9, such Limited Partner (or the
                        Related Executive of such Limited Partner) ceases to be
                        an Executive by reason of death;

              5.7.3.3   such Limited Partner (or the Related Executive of such
                        Limited Partner) ceases to be an Executive by reason of
                        Retirement;

              5.7.3.4   such Limited Partner (or the Related Executive of such
                        Limited Partner) ceases to be an Executive by reason of
                        termination of employment without Cause (as determined
                        by the General Partner in its sole discretion) within
                        two years following the occurrence of a Change in
                        Control or upon termination of employment without Cause
                        (as determined by the General Partner in its sole
                        discretion) six months prior to the occurrence

                                       18

                        of a Change in Control if the General Partner, acting
                        reasonably and in good faith, that such termination was
                        at the behest of the acquiring entity;

              5.7.3.5   such Limited Partner (or the Related Executive of such
                        Limited Partner) ceases to be an Executive by reason of
                        Constructive Discharge; or

              5.7.3.6   such Limited Partner becomes a Leaver in such other
                        circumstances as the General Partner acting in its sole
                        discretion deems appropriate

              such Limited Partner shall be entitled to retain all Carry Profit
              Points in respect of each Annual Pool in which he was
              participating at his Departure Date and participate in all Carry
              Profits arising in respect of such Annual Pool in the proportion determined according to the provisions of this Agreement.

5.7.4         In the event that any Limited Partner becomes a Leaver and is classified as a Good Leaver (other than in the circumstances set out in Clause 5.7.3) the relevant Limited Partner shall retain his
              Relevant Proportion of the Carry Profit Points of each Annual Pool in which he is participating (and shall be entitled to receive
              Carry Profits arising in relation to such retained Carry Profit
              Points). The Relevant Proportion shall be calculated separately in relation to each Annual Pool in which the relevant Limited Partner is participating and in respect of each Annual Pool shall be as follows:

              5.7.4.1   25% of his Carry Profit Points on 1 January following
                        the year in which Investments comprised in the
                        applicable Annual Pool were made;

              5.7.4.2   50% of his Carry Profit Points on 1 January of the
                        second year following the year in which Investments
                        comprised in the applicable Annual Pool were made;

              5.7.4.3   75% of his Carry Profit Points on 1 January of the third
                        year following the year in which Investments comprised
                        in the applicable Annual Pool were made; and

              5.7.4.4   100% of his Carry Profit Points on 1 January of the
                        fourth year following the year in which Investments
                        comprised in the applicable Annual Pool were made

              PROVIDED THAT a Limited Partner will be vested with respect to
              100% of any Carry Profits attributable to an Investment to the extent realised prior to the relevant Limited Partner's Departure
              Date. The Carry Profit Points of any Limited Partner which have not vested on his Departure Date shall be reallocated as provided in Clause 5.8.

5.8           In the event that Carry Profit Points awarded to any Limited
              Partner participating in an Annual Pool become available for reallocation, such Carry Profit Points shall, unless otherwise determined by the General Partner in its discretion, be allocated to the other Partners participating in such Annual Pool on a pro rata

                                       19

              basis according to the Carry Profit Points they hold in relation to such Annual Pool.

5.9           In the event of the death of a Limited Partner who is an
              Executive, such Limited Partner shall cease to be a Limited
              Partner in the Partnership and such Limited Partner's heirs, executors, administrators or other representatives (as applicable)
              shall be admitted to the Partnership as a Limited Partner in place of the deceased Limited Partner. The General Partner shall furnish to such Limited Partner being admitted to the Partnership pursuant to this Clause such information relating to the Partnership's affairs as such Limited Partner shall reasonably request in order to enable such Limited Partner to prepare and file tax returns and conduct audits or other proceedings relating to such tax returns.

5.10          In the event that an Introducer who is awarded an Introducers
              Percentage (or part thereof) in relation to any Investment becomes a Leaver, the provisions of this Clause 5 (in so far as they apply to Leavers) shall apply to the Introducer in respect of his
              Introducers Percentage in the same manner as if he were a
              participant in an Annual Pool and his Introducers Percentage were
              Carry Profit Points, provided that in the event that all or any part of the Introducers Percentage would fall to be reallocated, it may be reallocated to the General Partner or to the Annual Pool in respect of which the Investment forms part (and such
              re-allocation shall be determined in the sole discretion of the
              General Partner).

5.11          CLAWBACK OBLIGATION

5.11.1        In the event that a return of cash to Greenhill Capital Partners
              Europe is required to satisfy the provisions of the Greenhill
              Capital Partners Europe Partnership Agreements (the "Clawback
              Obligation"), the Partnership shall satisfy the Clawback
              Obligation first by applying the Clawback Obligation against participants in the Annual Pools on the following basis:

              5.11.1.1  first by payment from each Partner's Investment Account based on the relevant Partner's Pro Rata Share of the
                        Clawback Obligation; and

              5.11.1.2  then each Partner shall be required to make a payment pursuant to Clause 5.11.2 in an amount equal to such
                        Partner's Pro Rata Share of the Clawback Obligation,
                        less amounts paid pursuant to Clause 5.11.1.1 above.

              For the purposes of this Clause 5.11.1, the "Pro Rata Share" of each Partner shall be determined: (i) first, based on such
              Partner's Loss Amount, but never to exceed the aggregate Carry
              Profits distributed to such Partner (including amounts held within the Gain Sub-Account of each Partner's Investment Account) and
              (ii) thereafter, with respect to any excess Clawback Obligation existing after the application of (i) of this definition, then based on the aggregate Carry Profits distributed to each Partner including amounts held in such Partner's Gain Sub-Accounts after giving effect to (i) of this definition.

              To the extent that the Clawback Obligation cannot be satisfied in full by the Participants in the Annual Pool, then each Introducer shall be required to make a

                                       20

              payment up to the Clawback Obligation pursuant to Clause 5.11.2 pro rata to the aggregate Carry Profits distributed to each
              Introducer.

5.11.2        The obligations in Clause 5.11.1 shall be subject to the following limitations:

              5.11.2.1  the maximum amount that may be required to be returned by any Partner or former Partner pursuant to the
                        provisions of Clause 5.11.1 shall be equal to the lesser
                        of:

                        (i)   the aggregate amount of cash distributed to the
                              Partner or former Partner by way of Carried
                              Interest together with the aggregate value (as
                              determined pursuant to the Greenhill Capital
                              Partners Europe Partnership Agreements) of any
                              assets of the Partnership which have been
                              distributed in specie to that Partner or former
                              Partner, in each case net of any taxes paid or
                              payable in respect thereof (whether by that
                              Partner or former Partner or another person) and
                              not recoverable;

                        (ii)  the amount determined in respect of that Partner
                              or former Partner pursuant to Clause 5.11.1; and

                        (iii) the aggregate amount of cash distributed to that
                              Partner or former Partner as Carried Interest
                              together with the aggregate value (at the date of
                              the termination of the Fund) of any assets which
                              have been distributed in specie to that Partner or
                              former Partner or (if any of such assets have been
                              sold at a higher price) the proceeds of sale of
                              such assets, in each case such aggregate amount
                              shall be net of any taxes paid or payable in
                              respect thereof (whether by that Partner or former
                              Partner or another person) and not recoverable;

              5.11.2.2  the liability of each of the Partners or former Partner pursuant to Clause 5.11.1 shall be several; and

              5.11.2.3  the General Partner will use all reasonable endeavours to procure that each Partner or former Partner repay all
                        monies properly repayable to the Partnership pursuant to
                        and in accordance with the provisions of this Agreement.

5.11.3        The several liability (referred to in Clause 5.11.2.2 and defined in Clause 5.11.4 below) of each of the Partners or former Partners shall continue until any repayment required by the provisions of this Clause 5.11 have been made notwithstanding that the Partner may at such time have ceased to be a limited partner of the
              Partnership.

5.11.4        For the purposes of Clause 5.11.2.2 above, the expression
              "several" shall mean that each Partner or former Partner shall be liable only to the extent of the amount repayable by such Partner or former Partner under the provisions of Clauses 5.11.1 and
              5.11.2 above and shall not, in any circumstances, be liable for the amounts (or any part thereof) repayable by any of the other
              Partners or former Partners under the provisions of Clauses 5.11.1 and 5.11.2 above.

                                       21

6             FINANCIAL PROVISIONS IN RELATION TO THE PARTNERSHIP AS AN INVESTOR
              IN GREENHILL CAPITAL PARTNERS EUROPE

6.1           INVESTMENT CONTRIBUTIONS

6.1.1         The Partners have agreed to advance, in aggregate, their
              Investment Contributions to the Partnership in the proportions set out in Part 1 of the Schedule or as separately notified to each
              Partner by the General Partner. The aggregate Investment
              Contributions of all the Partners shall be not less than (pound)25 million. In the event that prior to the final closing of Greenhill
              Capital Partners Europe, a Partner makes an additional commitment to invest in Greenhill Capital Partners Europe, such Partner shall make an additional Investment Contribution (and corresponding
              Investment Commitment) in respect of the additional amounts of capital contribution (and loan commitment) which the Partnership will be required to advance to Greenhill Capital Partners Europe.

6.1.2         Each Partner making an Investment Contribution to the Partnership shall have an account (an "Investment Contribution Account") to which their respective Investment Contributions shall be credited.

6.1.3         The Investment Contributions shall not carry interest.

6.1.4         In the event that a Limited Partner making an Investment
              Contribution to the Partnership becomes a Leaver, and the
              Investment Sharing Percentage of such Limited Partner is
              accordingly reduced pursuant to Clause 6.11, the relevant Limited
              Partner shall transfer to the relevant person acquiring the interest a proportion of his Investment Contribution equal to the proportion by which his Investment Sharing Percentage is reduced.
              Such transfer shall be at par value. Each of the Limited Partners holding an Investment Contribution hereby irrevocably appoints the
              General Partner as his attorney to execute any deeds or other documents and to perform any and all acts required in order to give effect to such transfer.

6.1.5         Where a Limited Partner has made a direct commitment to either
              Greenhill Capital Partners Europe, L.P. or Greenhill Capital
              Partners Europe (Employees) L.P., the General Partner may, in its
              sole discretion, determine that all or a portion of such
              commitment should be channelled through the Partnership. In the event that such determination is made, the relevant Limited
              Partner will be deemed to have made an Investment Contribution and
              Investment Commitment equal to the portion of the commitment which is determined should be made through the Partnership and the provisions of this Clause 6 shall apply to such Investment
              Contribution and Investment Commitment.

6.2           INVESTMENT COMMITMENT

6.2.1         Each Partner shall be required to advance to the Partnership their
              Investment Commitment. Such Investment Commitment shall be advanced in such tranches as shall be determined by the Manager
              (on not less than 3 Business Days' notice). The General Partner shall draw down loans from the Partners pro rata to their
              respective Investment Funding Percentages from time to time. Each
              Partner holding an Investment Commitment shall be required to re-advance such Investment Commitment if the Partnership is itself required to advance or re-

                                       22

              advance monies to Greenhill Capital Partners Europe pursuant to the provisions of the Greenhill Capital Partners Europe
              Partnership Agreements. Each Partner making an Investment
              Commitment to the Partnership shall have an account (an
              "Investment Commitment Account") in relation to each Investment in respect of which a draw down of Investment Commitment is made to which their respective Investment Commitment in respect of such
              Investment shall be debited.

6.2.2         In the event that a Partner fails to advance to the Partnership the amount which is the subject of a draw down notice issued pursuant to Clause 6.2.1 on or before the expiry of such drawdown notice, then such Partner shall be required to remedy such default and to pay interest to the Partnership on the amount outstanding for the period from the date of expiry of the drawdown notice up to the date of payment thereof at the rate of 10% per annum, on or before the expiry of 30 days' notice from the General Partner requiring the Partner so to do.

6.2.3         Loans advanced to the Partnership in respect of the Investment
              Commitment shall not carry interest.

6.3           INVESTMENT FUNDING PERCENTAGES

              The Investment Funding Percentage of each Partner in relation to any Investment shall be calculated by determining his Investment
              Contribution as a percentage of the aggregate Investment
              Contributions made by the Partners at the date the Investment was made.

6.4           CALCULATION OF INVESTMENT SHARING PERCENTAGES

              The Investment Sharing Percentage of each Partner making an
              Investment Commitment in relation to any Investment shall be calculated by determining his Investment Commitment drawn down in respect of such Investment as a percentage of the aggregate
              Investment Commitments drawn down from all Partners participating in such Investment at the date the Investment was made.

6.5           ALLOCATION OF INVESTMENT PROFITS

6.5.1         Investment Profits arising in respect of any Investment shall be allocated among the Partners participating in such Investment according to their Investment Sharing Percentages in relation to such Investment. Investment Profits in relation to an Investment shall be allocated as soon as reasonably practicable after receipt and shall first be credited to the applicable Investment
              Commitment Accounts of the Partners and thereafter to their applicable Investment Memorandum Accounts.

6.5.2         To the extent that any losses are allocated to the Partnership pursuant to the provisions of the Greenhill Capital Partners
              Europe Partnership Agreements, such losses shall be allocated between Partners participating in the Investment giving rise to the losses in accordance with their Investment Sharing
              Percentages.

6.6           MAINTENANCE OF INVESTMENT REVENUE ACCOUNTS

              The Partnership shall open and maintain a revenue account in respect of each Investment (an "Investment Revenue Account")
              showing all its receipts (including income and capital) from
              Greenhill Capital Partners Europe in its

                                       23

              capacity as an Investor and any expenses and losses it incurs in respect of such Investment.

6.7           MAINTENANCE OF INVESTMENT MEMORANDUM ACCOUNTS

              In addition, each Partner having an Investment Commitment in respect of an Investment to which Investment Profits allocated to such Partner pursuant to this Clause 6 shall be credited. In the event that losses are allocated to a Partner pursuant to the provisions of Clause 6.5.2 above, appropriate debits shall be made to the Investment Memorandum Accounts of the relevant Partners by the General Partner. Amounts credited to the Investment Memorandum
              Accounts of the Partners participating in an Investment shall be debited to the Investment Revenue Account of the Partnership in
              respect of such Investment. All entries on the Investment
              Memorandum Accounts of Partners participating in an Investment shall be made in the order of receipt of Investment Profits relating to an Investment and a cumulative total shall be kept following each entry of the balance on the Investment Memorandum
              Accounts of the Partners.

6.8           LEAVER PROVISIONS RELATING TO INVESTMENT COMMITMENTS

6.9           If a Limited Partner becomes a Leaver for any reason then, unless
              Clause 6.10 applies:

6.9.1         the Leaver's Investment Funding Percentage shall be reduced to zero (0);

6.9.2         such Investment Funding Percentage shall be transferred to such person or persons (and in such proportions) as is nominated by the
              General Partner within 30 days of the date on which the Limited
              Partner became a Leaver (and in default of such nomination such
              Investment Funding Percentage shall be transferred to the General
              Partner) provided that such person (if applicable) agrees, in a form acceptable to the General Partner to be bound by the
              provisions of this Agreement mutatis mutandis as if such person were an original party to, and a Limited Partner under, this
              Agreement;

6.9.3         the amount of uncalled Investment Commitment which that Leaver would have been liable to contribute shall be transferred to the person or persons specified in Clause 6.9.2 in the same
              proportions between themselves as the transfer of such Investment
              Funding Percentage;

6.9.4         the Leaver's Investment Sharing Percentage shall be reduced in accordance with Clause 6.11; and

6.9.5         the amount by which the Leaver's Investment Sharing Percentage is reduced shall be transferred to the person or persons to whom such
              Leaver's Investment Funding Percentage was transferred pursuant to
              Clause 6.9.2, in the same proportions between themselves as the transfer of such Investment Funding Percentage.

6.10          If a Limited Partner becomes a Leaver for any reason then, if such
              Limited Partner and the General Partner agree, the Limited Partner shall transfer his entire Investment Contribution and Investment
              Commitment (whether or not paid to the Partnership) to such person
              (or persons) nominated by the General Partner and at such price as the General Partner and the Leaver shall agree (or in the

                                       24

              absence of such agreement at cost). Upon such transfer the
              Leaver's Investment Funding Percentage and Investment Sharing
              Percentage shall be reduced to zero (0). In the event of such agreement the provisions of Clauses 6.9.1 to 6.9.5 shall not apply.

6.11          For the purposes of Clause 6.9.4, the amount to which the Leaver's
              Investment Sharing Percentage shall be reduced shall be determined by multiplying the Leaver's Investment Sharing Percentage by a fraction:

                 x
              --------
                x+y    , where:

              x equals the amount of Investment Commitment actually advanced to the Partnership (whether or not repaid); and

              y equals the maximum amount of uncalled Investment Commitment which that Leaver would have been liable to advance as at the date on which he became a Leaver.

7             DISTRIBUTIONS IN SPECIE AND RESTRICTIONS ON DISTRIBUTIONS

7.1           Where the Partnership receives a distribution of assets in specie in relation to any investment of Greenhill Capital Partners
              Europe, the General Partner shall be entitled to make a
              distribution in specie of such assets, on the same basis as distributions of cash from Greenhill Capital Partners Europe, at the Value attributable to such assets (as determined pursuant to the Greenhill Capital Partners Europe Partnership Agreements.)

7.2           In accordance with the provisions of Clause 5.6, all available funds not transferred to a Partner's Investment Account shall be distributed as soon as practicable following receipt in accordance with the provisions set out in this Agreement.

7.3           There shall be established, for each Partner holding Carry Profit
              Points in respect of an Annual Pool, an Investment Account in respect of such Annual Pool which shall consist of a gain
              sub-account (a "Gain Sub-Account") and a loss sub-account (a "Loss
              Sub- Account"). At any time the aggregate balance in a Partner's
              Gain Sub-Account shall be such Partner's "Gain Amount" and the aggregate balance in a Partner's Loss Sub-Account shall be such
              Partner's "Loss Amount".

7.4           Amounts in a Limited Partner's Investment Account will be invested by the Partnership in an interest bearing bank account in the name of the Partnership and such interest will accrue for the benefit of the Limited Partner concerned.

7.5           The Gain Sub-Account of each Partner participating in an Annual
              Pool shall initially be zero and shall thereafter be adjusted as follows:

7.5.1         increased by an amount equal to the amount which would, but for the operation of Clause 5.6, be distributed to the relevant
              Partner; and

7.5.2         decreased by amounts distributed to the relevant Partner pursuant to the provisions of this Clause 7.

                                       25

7.6           The Loss Sub-Account of each Partner participating in an Annual
              Pool shall initially be zero and shall thereafter be adjusted as follows:

7.6.1         increased by an amount equal to 100% of such Partner's Notional
              Loss Amount (as determined by the General Partner pursuant to
              Clause 7.7) from any Investment in such Annual Pool; and

7.6.2         decreased by amounts distributed in accordance with the provisions of this Clause 7.

7.7           Upon the write off- or write down of any Investment held by
              Greenhill Capital Partners Europe or the realisation of any
              Investment of Greenhill Capital Partners at a loss, the General
              Partner shall determine for each Partner participating in the relevant Annual Pool a "Notional Loss Amount" relating to such
              Investment, using the methodology applicable to the determination of Carried Interest set forth in the applicable Greenhill Capital
              Partners Europe Partnership Agreement and the Carry Profit Points
              allocated to the Partner participating in such Annual Pool. In the event that the write off or write down of an Investment or the realisation of an Investment at a loss in respect of which an
              Introducers Percentage has been awarded, the Introducers
              Percentage shall be disregarded and the calculation in this Clause
              7.7 will be carried out on the basis that the Annual Pool
              Percentage had been 100% in relation to such Investment.

7.8           At the time of each subsequent realisation of an Investment in an
              Annual Pool that would have resulted in Carried Interest being payable without regard to any other Investment in such Annual
              Pool, the General Partner shall determine, for each Partner participating in the Annual Pool, (i) the Gain Amount in such
              Partner's Gain Sub-Account and (ii) the Loss Amount in such
              Partner's Loss Sub-Account. Upon such determination, an amount equal to the Loss Amount for each Partner participating in the relevant Annual Pool shall be distributed to the Partners to the extent necessary to permit such Partners to receive the Carry
              Profit distributions which would have been distributed to them in the absence of any Notional Loss Amount; provided that such distribution will not exceed the Gain Amount for such Partner at the relevant time.

7.9           Subject to the remaining provisions of this Clause 7.9, any amounts remaining in any Partner's Investment Account relating to an Annual Pool shall be paid to such Partner after the complete liquidation of all Investments comprising the Annual Pool.
              Notwithstanding that the complete liquidation of all Investments comprising an Annual Pool may have occurred, each of the Partners in the Partnership hereby confirms that they recognise that the
              Clawback Obligation within Greenhill Capital Partners Europe operates on a "whole fund" basis and accordingly the General
              Partner shall be entitled to retain amounts within the Investment
              Accounts of Partners (and not to distribute such amounts) if the
              General Partner determines that there is a reasonable chance that a Clawback Obligation will arise which would need to be satisfied in whole or in part by such Investors. However, the General
              Partner may at any time, acting in its sole discretion, determine that such amounts held within the Investment Accounts of Partners are not required in order for the relevant Partner to meet its payment obligations under the terms of this Agreement and may accordingly cause such amounts to be distributed.

                                       26

8             ACCOUNTS

8.1           The General Partner shall prepare and approve accounts of the
              Partnership in respect of each Accounting Period in accordance with generally accepted accounting practice in the United Kingdom, as may be adjusted from time to time at the discretion of the
              General Partner in consultation with the Auditors as described in the accounting policies detailed in the Partnership's Accounts.
              The Partnership's accounts shall include a balance sheet, profit and loss account, cashflow statement, a statement of the GPS
              Revenue Account, Carried Interest Revenue Accounts, Investment
              Revenue Accounts (and in each case a statement of the movements in such accounts) and GPS Memorandum Accounts, Carry Memorandum
              Accounts and Investment Memorandum Accounts of each Partner (as applicable) and a summary of movements in such accounts.

8.2           A set of the accounts and a statement of accounting policies shall be furnished to each Partner as soon as reasonably practicable following the end of each Accounting Period.

8.3           The General Partner shall, on reasonable notice being given by any
              Partner, make available to that Partner a copy of his GPS
              Memorandum Account (if applicable), Carry Memorandum Accounts,
              Investment Memorandum Accounts and Investment Accounts.

8.4           The General Partner shall, upon the request of any Limited
              Partner, promptly furnish to that Limited Partner, at the expense of the Partnership, such information in the General Partner's possession as the Limited Partner may reasonably request to enable such Limited Partner: (i) to file tax returns and reports or answer enquiries from tax authorities, and (ii) to meet its reporting obligations, and (iii) to furnish information to any of its partners for the purposes set out in (i) and (ii). In the event that a Limited Partner requires information for these purposes which is not in the possession of the General Partner, the General Partner will use reasonable endeavours to obtain such information provided that all reasonable costs properly incurred by the General Partner in so doing shall be borne by the Limited
              Partner making the request.

9             RIGHTS AND DUTIES OF THE GENERAL PARTNER

9.1           APPOINTMENT OF A MANAGER

9.1.1         The General Partner shall be responsible for ensuring that the
              Partnership is always managed and operated by an appropriate
              Authorised Person. The General Partner, and each succeeding general partner of the Partnership shall procure, for so long as it remains the general partner of the Partnership, that an
              Associate, which is then an appropriate Authorised Person, shall agree to act as the manager of the Partnership on terms to be agreed by the General Partner from time to time (provided that the terms upon which any manager shall be appointed to act for the
              Partnership by the General Partner shall include a provision whereby the appointment of the manager shall terminate immediately upon the General Partner ceasing to be the general partner of the
              Partnership for any reason).

9.1.2         The General Partner, acting on behalf of the Partnership, shall have full discretion and authority to select and/or terminate the appointment of any manager subject to Clause 9.1.1. If appointed, the manager shall manage or

                                       27

              operate the Partnership, and shall manage the assets of the
              Partnership on a discretionary basis. The appointment of the
              Manager shall be without further charge to the Partnership. The
              General Partner shall accordingly be responsible for procuring the payment of the fees of the Manager and the Manager shall have no rights against the Partnership or any of the Limited Partners in respect of such fees.

9.1.3         Notwithstanding anything in this Agreement to the contrary, the
              General Partner shall not do or be authorised to do anything
              (including acting or offering or agreeing to act as Manager) which might breach the provisions of the Limited Partnerships Act 1907 or constitute a regulated activity for the purposes of the
              Financial Services and Markets Act 2000 unless it is authorised by the Financial Services Authority to do so.

9.1.4         The Partners hereby confirm that the General Partner Greenhill
              Capital Partners Europe LLP (a limited liability partnership authorised to carry on regulated activities in the UK and, in particular, to act as a manager of limited partnerships) shall be the first manager of the Partnership.

9.2           RESTRICTION ON THE LIMITED PARTNERS

9.2.1         The Limited Partners shall take no part in the operation of the
              Partnership or the management or control of its business and affairs, and shall have no right or authority to act for the
              Partnership or to take any part in or in any way to interfere in the conduct or management of the Partnership or to vote on matters relating to the Partnership other than as provided in the Act or as set forth in this Agreement but they shall have access to and the right to inspect the books and accounts of the Partnership.

9.2.2         Save as otherwise provided in this Agreement, and for the
              avoidance of doubt, each Partner hereby agrees and consents that no Partner shall be required to account to the Partnership for any benefit derived by it or its Associates from any transaction concerning the Partnership.

9.3           AUTHORITY AND POWERS OF THE GENERAL PARTNER/MANAGER

The           General Partner (or any Manager appointed by it) shall have the power and authority to do all things necessary to carry out the purposes of the Partnership and shall devote as much of its time and attention thereto as shall reasonably be required for the management of the business of the Partnership and shall carry on and manage the same with the assistance from time to time of agents, servants or other employees of the Partnership as it shall deem necessary.

9.4           GENERAL PARTNER'S SHARE

9.4.1         Notwithstanding any allocation of GPS Profit Points pursuant to
              Clause 4, the General Partner shall be entitled to receive and there shall be allocated to the General Partner, as a first charge on GPS Profits of the Partnership, an amount equal to (pound)1,000 per annum (the "General Partner's Share") which shall be paid quarterly in advance. If the GPS Profits in any Accounting Period shall be less than the General Partner's Share any deficiency may be paid to the General Partner as an interest free loan, but such payment shall not extinguish the amount of the General Partner's
              Share outstanding which shall be carried forward to

                                       28

              subsequent Accounting Periods, and such loans will be discharged when the Partnership has received sufficient GPS Profits so to do.

9.4.2         Amounts in respect of the General Partner's Share shall be credited to the GPS Memorandum account of the General Partner.

9.4.3         On the incurring of any expenditure of the Partnership, such expenditure shall be debited to the GPS Memorandum Account of the
              General Partner only.

10            ASSIGNATION OF INTERESTS

10.1          No sale, assignation, agreement, transfer, exchange, pledge, encumbrance or other disposition ("Transfer") of any Limited
              Partner's Interest, whether voluntary or involuntary shall be valid or effective save with the consent of the General Partner
              (other than where a Limited Partner becomes a Leaver by reason of his death). The General Partner shall have complete discretion as to whether to withhold its consent in relation to any proposed
              Transfer, and, for the avoidance of doubt shall withhold its consent in circumstances which do not fall within Clause 10.5. The
              General Partner may require an Introducer being admitted to the
              Partnership as a Limited Partner, as a condition of his admission to the Partnership, to acquire such part of the Interest of
              Greenhill & Co Europe Limited (in respect of its Investment
              Contribution and Investment Commitment) as it may in its sole discretion determine.

10.2          On the Transfer of any Limited Partner's Interest, the
              transferring Limited Partner shall execute an agreement, in such form as the General Partner shall in its reasonable discretion determine, confirming that he or it shall remain liable to the
              Partnership as a Partner to the extent set out in Clause 5.10.

10.3          The General Partner shall not Transfer all or any part of its interest as General Partner of the Partnership or voluntarily withdraw or resign as the general partner of the Partnership without the consent of Limited Partners by a Limited Partners'
              Consent. Notwithstanding this, the General Partner shall be entitled to transfer its Interest without the consent of the
              Limited Partners to any company which is an Associate of the
              Manager or Greenhill.

10.4          The Transfer of any Interest shall not cause the dissolution of the Partnership.

10.5          The General Partner shall retain complete discretion as to whether to consent to any proposed Transfer including in the following circumstances:-

10.5.1        in the case of a Limited Partner who is a trustee, to the
              Executive or a Privileged Relation of the Executive who has the
              beneficial interest in the Interest or to the trustee of a new
              Family Trust of the relevant Executive;

10.5.2        in the case of a Limited Partner who is an Executive, to a
              Privileged Relation of that Executive or to the trustee of a
              Family Trust of such Executive;

10.5.3        in the case of any other person to whom an Interest has been transferred pursuant to Clauses 10.5.1 or 10.5.2 above, to a
              Privileged Relation of, or the trustee of an Family Trust of, the relevant Executive; or

                                       29

10.5.4        in the case of a Limited Partner which is a body corporate holding the Interest for itself beneficially to any Associate;

              provided in each case that the transferring Limited Partner and the transferee execute (and deliver to the General Partner) a document, in such form as may be agreed by the General Partner, confirming that the transferee will be bound by the terms of this
              Agreement as if it were a party hereto.

10.6          The General Partner shall be required to notify any transfer of
              Capital Contribution made pursuant to the provisions of this
              Agreement to the Registrar of Limited Partnerships and to effect the requisite entry in the Gazette.

11            MEETINGS

11.1          TIMING OF MEETINGS

11.1.1        The General Partner may (but is not obliged to) convene a general meeting of the Partnership at the principal place of business of the Partnership or such other place in Scotland as the General
              Partner may determine as an annual general meeting in each calendar year in addition to any other meetings held in that year, and shall specify the meeting as such in the notice calling it.

11.1.2        All general meetings other than annual general meetings shall be called extraordinary general meetings.

11.1.3        The General Partner may, whenever it thinks fit, convene an extraordinary general meeting. An extraordinary general meeting shall also be convened upon the requisition or of the Limited
              Partners by a Limited Partners' Consent.

11.1.4        Only Partners as at the date on which a general meeting of the
              Partnership is convened shall be entitled to receive notice of, and vote at, such a general meeting.

11.2          NOTICE

11.2.1        Annual general meetings shall be called by 21 days notice in writing at the least, and any other general meeting shall be called by 14 days notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and the hour of the meeting, the details of the resolutions to be proposed and the general nature of any other business to be conducted. No business or resolutions shall be conducted at or put to the meeting unless the business and resolutions are set out in the notice or otherwise agreed in writing by all of the Limited Partners. Provided that the general meeting shall, notwithstanding that it is called by shorter notice than that specified in this Clause, be deemed to have been duly called if it is so agreed in writing by all the Partners.

11.2.2        The accidental omission to give notice of a meeting or the non-receipt of a notice of a meeting by any Partner shall not invalidate the proceedings at the meeting.

11.3          QUORUM

                                       30

11.3.1        No business shall be transacted at any general meeting unless a quorum of Partners is present at the time when the meeting proceeds to business. Save as herein otherwise provided, three
              Partners present in person or by proxy or by authorised corporate representative shall be a quorum, of which one shall be the
              General Partner and the others shall be Limited Partners.

11.3.2        If within half an hour from the time appointed for the meeting a quorum is not present, it shall stand adjourned to the same day in the next week at the same time and place or to such other day and such other time and place as the General Partner may determine
              (provided that, unless otherwise agreed in writing by all of the
              Limited Partners, written notice of such other day, time and/or place has been received by all Limited Partners within three
              Business Days of the date on which the adjourned meeting is to take place) and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Partners present shall be a quorum. For the avoidance of doubt, only the business or resolutions set out in the notice convening the original meeting at which a quorum was not present shall be conducted at or put to any adjourned meeting unless otherwise agreed in writing by all of the Limited Partners.

11.4          CHAIRMAN

11.4.1        The chairman of the General Partner shall preside as chairman of every general meeting of the Partnership or, if he is not present or is unwilling to act, the directors of the General Partner shall elect one of their number to be chairman of the meeting.

11.4.2        The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.5          VOTING

              At any general meeting a resolution put to the vote of the meeting shall be passed if it receives as votes in favour the votes of such number of the Limited Partners as are present at the meeting in person or by proxy or by duly authorised corporate
              representative whose share of the aggregate amount of Carried
              Interest Contributions of those other Limited Partners present and voting at the meeting represents at least 50 per cent. of that amount.

11.6          PROVISIONS OF THE COMPANIES ACT 1985

              Save as otherwise provided in this Clause, the provisions of the
              Companies Act 1985 and of Table A to the Companies (Tables A to F)
              Regulations 1985 (as amended so as to have effect for companies first registered on the date of this Agreement) shall apply to the holding of meetings and all matters incidental thereto as if the
              Partnership were a company and the General Partner were the directors of that company.

                                       31

12            TERMINATION AND LIQUIDATION

12.1          The death, bankruptcy, sequestration, insolvency, dissolution or liquidation of a Limited Partner shall not operate to terminate the Partnership and the estate or trustee in bankruptcy or receiver or liquidator of a deceased, bankrupt, insolvent or dissolved Limited Partner shall not have the right to withdraw the balances on such Limited Partner's GPS Memorandum Account (if any), Carry Memorandum Accounts, Investment Memorandum Accounts
              and Investment Accounts prior to such time as the amounts would otherwise be distributed pursuant to the terms of this Agreement.

12.2          The Partnership shall terminate 90 days after termination of all partnerships in which the Partnership is a partner or shall terminate prior to such date upon the happening of any of the following events:

12.2.1        the bankruptcy, sequestration, insolvency, dissolution or
              liquidation of the General Partner; or

12.2.2        the agreement of the General Partner and of the Limited Partners by a Limited Partners' Consent.

12.3          If the Partnership is terminated pursuant to Clause 12.1.1, the
              Partnership may be reconstituted as a new partnership with a new general partner and its business continued with the sanction of a
              Limited Partners' Consent, which consent must be obtained within
              60 days after all Partners have been notified of the event of termination, whereupon the existing General Partner shall cease to be the General Partner.

12.4          In the event of a termination of the Partnership, no further business shall be conducted except for such action as shall be necessary for the winding-up of the affairs of the Partnership and the distribution of the assets of the Partnership amongst the
              Partners. Notwithstanding the dissolution of the Partnership, the powers of the General Partner shall continue, insofar as may be necessary to wind up the affairs of the Partnership, and to complete transactions begun but unfinished at the time of the dissolution, provided however that if the Partnership is dissolved by reason of the insolvency, liquidation or dissolution of the
              General Partner, the Limited Partners shall apply to the Court for the appointment of a judicial factor to wind up the affairs of the
              Partnership.

12.5          Upon dissolution of the Partnership, all remaining proceeds and assets after payment of all debts, obligations and liabilities of the Partnership and all costs of dissolution, shall be distributed amongst the Partners and the General Partner on the basis set out in this Agreement. In addition, all Partners shall be paid the amount standing to the credit of their Carry Contribution Accounts and Investment Contribution Accounts.

13            MISCELLANEOUS

13.1          NON-EXCLUSIVITY

              The functions and duties which the General Partner and the Manager
              (if any) undertake on behalf of the Partnership shall not be exclusive and the General Partner and the Manager (if any) may
              perform similar functions and duties for

                                       32

              others and may engage in any other activity provided however that the General Partner or the Manager (if any) continue properly to manage the affairs of the Partnership.

13.2          LIABILITY AND INDEMNITY 13.2.1 No Indemnified Person shall be liable to the Partnership or to the Partners for any losses, claims, damages or liabilities arising from, or related to, or in connection with this Agreement, the Partnership's business or affairs (including any act or omission by any Indemnified Person and any activity of the type covered in the Greenhill Capital
              Partners Europe Partnership Agreements and no such activity will in and of itself constitute a breach of any duty owed by any
              Indemnified Person to the Partnership or the Partners) except for any losses, claims, damages or liabilities resulting from such
              Indemnified Person's gross negligence or wilful misconduct or, in the case of the Manager, arising from any material breach of any applicable FSA Rules or any provision of FSMA binding upon it.

13.2.2        The Partnership shall, to the fullest extent permitted by
              applicable law, indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities arising out of or in connection with this Agreement or the Partnership's business and affairs, except for any such losses, claims, damages or liabilities resulting from such Indemnified Party's gross
              negligence or wilful misconduct or, in the case of the Manager, arising from any material breach of any applicable FSA Rules or any provision of FSMA binding upon it. The Partnership will periodically reimburse each Indemnified Party for all expenses
              (including fees and expenses of counsel) as such expenses are incurred in connection with investigating, preparing, pursuing or defending any proceedings related to or arising out of or in connection with this Agreement or the Partnership's business and affairs whether or not pending or threatened provided that such
              Indemnified Party shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Party is not entitled to be Indemnified by the Partnership in connection with such matter. If for any reason (other than gross negligence or wilful misconduct of such Indemnified Party or, in the case of the
              Manager, arising from any material breach of any applicable FSA
              Rules or any provision of FSMA binding upon it) the foregoing indemnification is unavailable to the Indemnified Party, or is insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and such Indemnified
              Party on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable
              considerations.

13.2.3        Each Partner covenants for itself and its successors, assignees, heirs and personal representatives that such person will, at any time prior to or after the dissolution of the Partnership, whether before or after such person's withdrawal from the Partnership, pay to the Partnership or the General Partner on demand any amount which the Partnership or the General Partner, as the case may be, properly pays in respect of taxes (including withholding taxes)
              imposed upon income of, or distributions in respect of,
              Investments made to such Partner. The General Partner or the
              General Partner shall provide any Limited Partner with all relevant information in its possession relating to such payment of taxes.

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13.2.4        In the event that any Limited Partner initiates any proceedings against the Partnership, the General Partner, the Manager,
              Greenhill or any of its Associates and a judgment or order not subject to further appeal or discretionary review is rendered in respect of such proceedings for the Partnership, the General
              Partner, the Manager or Greenhill or any of its Associates, as the
              case may be, such Limited Partner shall be solely responsible for all costs and expenses of the Partnership, the General Partner, the Manager or Greenhill or such Associate, as the case may be attributable thereto and shall pay such amounts in cash to the persons incurring such costs and expenses within 90 days after the entry of such judgment or order.

13.2.5        Notwithstanding anything else contained in this Agreement, the reimbursement, indemnity and contribution obligations of the
              Partnership under Clause 13.2.2 (the "Indemnification
              Obligations") shall:

              13.2.5.1  be in addition to any liability which the Partnership may otherwise have;

              13.2.5.2  extend upon the same terms and conditions to the officers, directors, employees, Associates,
                        shareholders, agents and representatives of each
                        Indemnified Party;

              13.2.5.3  be binding upon and inure to the benefit of any
                        successors, assignees, heirs and personal
                        representatives of each Indemnified Party.

13.2.6        The General Partner and any Manager appointed under Clause 9.1 shall not be liable to any Limited Partner or to the Partnership for the gross negligence, wilful misconduct, dishonesty or bad faith of any agent acting for the General Partner, such Manager or for the Partnership provided that such agent was selected, engaged and retained by the General Partner or such Manager applying reasonable care.

13.2.7        For the avoidance of doubt, the provisions of this Clause 13.2 shall continue in effect notwithstanding that the Indemnified
              Party shall have ceased to provide services to or in respect of the Partnership but only as regards the services provided in the period prior to and including such cessation (but not thereafter)
              and shall continue in effect for a period of four years following the termination of the Partnership; provided that if at the end of such period there are any proceedings then pending or any other liability (whether contingent or otherwise) or claim then
              outstanding, any Limited Partner shall so notify the General
              Partner or the Manager and Greenhill at such time (which notice shall include a brief description of such proceedings (and of the liabilities asserted in such proceedings) and of such liabilities and claims) and the foregoing provisions of this Clause 13.2 shall survive with respect to any such notice until such date that such proceedings, liability or claim is ultimately resolved.

13.2.8        Each Indemnified Party and each other person referred to in this
              Clause 13.2 will be entitled to enforce the provisions of this
              Clause under the Contracts (Rights of Third Parties) Act 1999.

                                       34

13.3          CONFIDENTIAL INFORMATION

              The Partners shall not, and shall use all reasonable endeavours to procure that every person connected with or associated with each such Partner shall not, disclose to any person, firm or
              corporation or use to the detriment of the Partnership or any of the Partners any Confidential Information which may have come to his or its knowledge concerning the affairs of the Partnership, unless required to do so by law or by the regulations of any relevant stock exchange or any other regulatory authority to which any of the Partners is subject.

13.4          NOTICES

13.4.1        Notices which may or are required to be given under this Agreement by any party to another shall be in writing and delivered or sent by facsimile or by prepaid first class post (or, if sent from one country to another, by airmail), to the relevant party at the address given in this Agreement or such other address as may be designated by any party to this Agreement by notice addressed to the Partnership in the case of the Partners and to each Partner in the case of the General Partner.

13.4.2        Any such notice shall be deemed to have been served as follows:

              13.4.2.1  in the case of delivery, on delivery if delivered between 9.00 am and 5.00 pm on a Business Day and, if
                        delivered outside such hours, at the time when such
                        hours re-commence on the first Business Day following
                        delivery;

              13.4.2.2  in the case of service by prepaid first class post (or, if applicable, airmail), on the third Business Day after
                        the day on which it was posted; or

              13.4.2.3  in the case of facsimile transmission (subject to oral confirmation of receipt of all transmitted pages) on the
                        day it is transmitted provided that if that day is not a
                        business day or, being a Business Day, transmission
                        takes place after 5.00 pm, then at 9.00 am on the first
                        Business Day following transmission of the notice.

13.4.3        Subject as provided in Clause 13.4.2, in proving such service
              (other than service by facsimile transmission) it shall be sufficient to prove that the notice was properly addressed and left at or posted by prepaid first class post (or, if applicable, airmail) to the place to which it was so addressed.

13.5          AMENDMENT

              This Agreement may be amended in whole or in part by the General
              Partner. In the event that a proposed change would adversely affect the rights of a Limited Partner with regard to the
              allocations of Carry Points previously made to such Limited
              Partner or which would impose upon any Partner any obligation to make any further payment to the Partnership beyond the amount of its Capital Contribution (and, if applicable, Investment
              Commitment), the written consent of each of the Limited Partners adversely affected thereby will be required prior to such
              variation coming into effect, subject always to compliance with the Act.

                                       35

13.6          AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNEES

              Except as herein otherwise specified this Agreement shall enure for the benefit of and shall be binding upon the heirs, executors, administrators or other representatives, successors and assignees of the respective parties.

13.7          SEVERABILITY

              This Agreement shall be construed as a whole and if any provision of this Agreement shall conflict with the overall objectives and intention as evidenced by this Agreement such provision shall be construed in a manner giving effect to such objectives and intention.

13.8          ACTION QUANTI MINORIS

              Notwithstanding any rule of law to the contrary the remedy of action quanti minoris shall be available to the Partners in respect of any breach of the terms of this Agreement.

13.9          LIABILITY OF PARTNERS

              The obligations and liabilities of each of the Limited Partners and the Partners under this Agreement shall be several. For these purposes the expression "several" shall mean separate and
              independent so that each Limited Partner and Partner is only responsible for his own obligations and liabilities under this
              Agreement.

13.10         DISTRIBUTIONS FREE OF WITHHOLDING

              All distributions under this Agreement shall be made net of any amounts required to be withheld or deducted by any applicable law but otherwise free and clear of any deduction, withholding or set off. For the purposes of this Agreement (in particular for the purposes of determining how much has been paid or distributed to any Partner) the amounts distributed or allocated to a Partner shall be deemed to be the aggregate of the actual payment or distribution and any amount deducted or withheld in accordance with the provisions of this Agreement (but not otherwise).

13.11         GOVERNING LAW

              This Agreement and the rights of the parties to this Agreement shall be governed by and construed in accordance with the law of
              Scotland and the parties to this Agreement hereby prorogate and irrevocably submit to the non-exclusive jurisdiction of the Court of Session at Edinburgh.

                                       36

IN WITNESS whereof these presents consisting of this and the preceding [] pages, together with the Schedule attached hereto, are executed at Edinburgh on 10 May as follows.

SIGNED by                                   )
as attorney for and on behalf of            )
GCP EUROPE GENERAL                          )
PARTNER LIMITED                             )

SIGNED by                                   )
as attorney for and on behalf of            )
GREENHILL & CO. EUROPE                      )
LIMITED                                     )

SIGNED by                                   )
as attorney for and on behalf of            )
BRIAN PHILLIPS                              )

SIGNED by                                   )
as attorney for and on behalf of            )
ROBERT NIEHAUS                              )

SIGNED by                                   )
as attorney for and on behalf of            )
CHARLES BARLOW                              )

SIGNED by                                   )
as attorney for and on behalf of            )
EMMANUEL TESONE                             )

SIGNED by                                   )
as attorney for and on behalf of            )
SCOTT BOK                                   )

All in the presence of this witness

Witness           Signature:

                  Name:

                  Address:

                                       37